                                                                    EXHIBIT d-5.

                                    Exhibit A
                                       to
                          Advisory and Service Contract
                                     between
                             Wasatch Funds, Inc. and
                             Wasatch Advisors, Inc.

                                                                             Annual
                    Fund                               Effective Date     Advisory Fee
                    ----                               --------------     ------------
Series A - Wasatch Small Cap Growth Fund              January 27, 1998       1.00%

Series B - Wasatch Core Growth Fund                   January 27, 1998       1.00%

Series C - Wasatch Hoisington U.S. Treasury Fund      January 27, 1998       0.50%

Series D - Wasatch Ultra Growth Fund                  January 27, 1998       1.25%

Series E - Wasatch Micro-Cap Fund                     January 27, 1998       2.00%

Series F - Wasatch Global Science & Technology Fund   December 8, 2000       1.50%

Series G - Wasatch Small Cap Value Fund               January 27, 1998       1.50%

Series H - Wasatch International Growth Fund          June 14, 2002          1.50%

Series I - Wasatch Micro Cap Value Fund               June 4, 2003           2.00%

Series J - Wasatch Heritage Growth Fund               February 25, 2004      0.70%